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                                                                     EXHIBIT 23a

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statement on Form S-3 (No. 333-81772) of El Paso Energy Partners, L.P. (the "Partnership") of (i) our report dated March 24, 2003 relating to the consolidated financial statements and the financial statement schedule of the Partnership and subsidiaries which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 24, 2003 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS, L.L.P.
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Houston, Texas
March 27, 2003